Exhibit 99.1
David Gill Leaving IdleAire Board;
Lewis Frazer III Nominated to IdleAire Board
KNOXVILLE, Tenn. — April 10, 2007 — David Gill announced on April 10, 2007 that he will not stand for re-election to the board of directors of IdleAire Technologies Corporation but will continue to serve until the annual shareholders meeting in May.
Mike Crabtree, IdleAire chairman and chief executive officer, said Gill is stepping down voluntarily in order to pursue other activities and his decision was not related to any disagreement with the company on any matter relating to the company’s operations, policies or practices.
Knoxville resident Lewis Frazer III, former executive vice president and chief financial officer of Regal Cinemas, has been nominated to fill the vacancy on the board and is expected to be elected a director and named chairman of the audit committee at the company’s annual shareholder meeting May 10, 2007.
Crabtree thanked Gill for his invaluable contributions and assistance in helping guide the company into the public reporting process.
“Mr. Gill provided IdleAire his wisdom and guidance as we transitioned to a public reporting company last year and we thank him for that,” said Crabtree. “We also understand that an individual with his background and experience has many other opportunities available to him and we wish him the very best as he pursues those.”
Crabtree said Lewis Frazer III is currently co-founder, president and chief executive officer of Wintellect, a software consulting and education firm that provides developer training, consulting and debugging services worldwide.
As an executive with Regal, the world’s largest movie theater chain, Frazer was responsible for all the financial aspects of publicly traded Regal, including the financial, accounting and MIS functions. In addition, he led Regal for six years through an initial public offering and was responsible for pursuing and negotiating mergers and acquisitions, establishing and maintaining relationships with both senior debt holders and investment bankers and all aspects of public equity and debt offerings until the company was sold to two leveraged buyout firms in 1998 for $1.5 billion in value with annual sales of $800 million and 400 theater locations.
Frazer began his career in the audit division of Pricewaterhouse Coopers LLP in Knoxville, Tennessee, after graduating from East Tennessee State University with his BBA in Business.

About IdleAire
IdleAire Technologies Corporation is the leading trucking industry services company offering comprehensive in-cab idle reduction, driver work environment, communication, safety and other training services to the long-haul trucking industry. IdleAire’s value proposition reduces idling costs for a truckload carrier, provides valuable driver retention and recruitment benefits, reduces driver sleep deprivation, conserves fossil fuel and energy resources, reduces air pollution and improves highway safety. IdleAire is committed to developing a nationwide network of locations, growing revenue and earnings per share. The Company provides its ATE® services at travel centers and truck fleet terminals throughout the continental United States. Please visit the Company’s website at www.idleaire.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our business, financial condition, results of operations and expansion projects, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the anticipated customer acceptance, demand and utilization of our ATE® systems, the number of parking spaces and locations we expect to install, the timing and cost of our planned capital expenditures, competition, the seasonal nature of our business, economic conditions, regulatory matters and litigation and other risks described from time to time in our filings with the Securities and Exchange Commission. In addition, construction projects such as the rollout of our ATE® system entail significant risks, including shortages of materials or skilled labor, unforeseen regulatory problems, work stoppages, weather interference, and unanticipated cost increases. The anticipated costs and construction periods are based on budgets and construction schedule estimates. There can be no assurance that the budgeted costs or construction period will be met. All forward-looking statements are based on our current expectations and projections about future events.
Contact:
John Doty (865) 437-3659
Media Relations, IdleAire Technologies Corporation
James H. Price (865) 437-3640
Investor Relations, IdleAire Technologies Corporation